                                                                    EXHIBIT 99

                     CONTACT:           Stephen C. Massanelli
                                        Senior Vice President and Treasurer
                                        (972) 580-5032
                                        Laura Moore
                                        Vice President, Corporate Communications
                                        (972) 580-5104

                                        Naomi Rosenfeld/Carolyn Capaccio
                                        Morgen-Walke Associates
                                        Media Contact:
                                        Stacy Berns
                                        (212) 850-5600

FOR IMMEDIATE RELEASE

  ZALE CORPORATION ANNOUNCES STRONG NET EARNINGS FOR THE SECOND QUARTER AND $40
                        MILLION STOCK REPURCHASE PROGRAM

       Dallas, Texas, February 19, 1998--Zale Corporation (NYSE: ZLC), the nation's largest specialty retailer of fine jewelry, today announced operating results for the second quarter ended January 31, 1998.

       Net sales for the second quarter were $522.0 million compared to $505.1 million last year. Comparable store sales increased 9.4% for the same period. Operating earnings for the quarter, including a gain on sale of land of $4.7 million, rose to $102.6 million from $90.8 million for the comparative period. Net earnings for the quarter were $58.9 million, or $1.57 a diluted share, compared to net earnings of $51.5 million, or $1.41 a diluted share for the same period last year.

       Excluding the gain on sale of land, operating earnings were $97.8 million, or an increase of 7.8%. Net earnings, exclusive of this gain on sale, were $56.0 million, or $1.49 a diluted share, compared to last year's net earnings of $51.5 million, or $1.41 a diluted share.

       For the year to date, sales totaled $774.5 million, compared to $735.9 million for the same period last year. On a comparable store basis, year to date sales increased 8.3%. Operating earnings totaled $112.4 million, compared to $97.0 million for the same period last year, and net earnings totaled $60.0 million, compared to $50.4 million for the same period last year.

       "We are very pleased with our strong results as indicated by the fact that all three of our operating formats are performing at ever increasing levels of productivity and profitability," commented Robert J. DiNicola, Chairman and Chief Executive Officer. "This outstanding earnings performance was achieved even without the recently divested lease operation. Furthermore, it illustrates our continuing ability to grow the company while maintaining strict operating disciplines at every level."
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       Separately, the Company announced that its Board of Directors has approved a stock repurchase program pursuant to which the Company, from time to time and at management's discretion, may purchase through the current calendar year, up to an aggregate of $40 million of Zale common stock on the open market.

       "Our decision to implement the stock repurchase program clearly demonstrates confidence in the business and our belief that our company's stock is currently undervalued. The overall repurchase plan also anticipates the exercise of approximately 1.9 million Series A Warrants which expire on July 30, 1998," said Mr. DiNicola. "This repurchase program is consistent with our objective to further enhance shareholder value."

       Zale Corporation operates approximately 1,100 retail jewelry stores located throughout the United States, Guam and Puerto Rico, including Zales Jewelers, Gordon's Jewelers and Bailey, Banks and Biddle.

       This release includes certain forward-looking information that is based upon management's beliefs as well as on assumptions made by and data currently available to management. This information which has been, or in the future may be, included in reliance on the "safe harbor" provisions on the Private Securities Litigation Reform Act of 1995, is subject to a number of risks and uncertainties, including but not limited to the factors identified in the Company's Form 10-K and other documents filed with the Securities and Exchange Commission. Actual results may differ materially from those anticipated in such forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein may not be realized. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

                               (Table to Follow)
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                       ZALE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)




                                                          Three Months Ended                  Six Months Ended
                                                               January 31,                       January 31,
                                                       --------------------------       --------------------------
                                                          1998             1997            1998             1997
                                                       ---------        ---------       ---------        ---------
Net Sales                                              $ 522,017        $ 505,083       $ 774,543        $ 735,862
Cost of Sales                                            270,576          256,771         402,179          376,815
                                                       ---------        ---------       ---------        ---------
      Gross Margin                                       251,441          248,312         372,364          359,047
Selling, General and Administrative Expenses             148,249          154,210         256,188          255,929
Depreciation and Amortization Expense                      5,356            3,346          10,154            6,156
Unusual Item - Gain on Sale of Diamond Park Fine
       Jewelers Division Assets                               --               --          (1,634)              --
Unusual Item - Gain on Sale of Land                       (4,720)              --          (4,720)              --
                                                       ---------        ---------       ---------        ---------
Operating Earnings                                       102,556           90,756         112,376           96,962
Interest Expense, Net                                      8,369            9,501          16,524           17,499
                                                       ---------        ---------       ---------        ---------
Earnings Before Income Taxes                              94,187           81,255          95,852           79,463
Income Taxes                                              35,250           29,740          35,869           29,086
                                                       ---------        ---------       ---------        ---------

Net Earnings                                           $  58,937        $  51,515       $  59,983        $  50,377
                                                       =========        =========       =========        =========

Earnings Per Common Share:
       Basic                                           $    1.65        $    1.47       $    1.69        $    1.43
       Diluted                                         $    1.57        $    1.41       $    1.60        $    1.37

Weighted Average Number of Common
       Shares Outstanding:
       Basic                                              35,669           35,032          35,450           35,124
       Diluted                                            37,584           36,606          37,576           36,781

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                       ZALE CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)


                                                     JANUARY 31,          JULY 31,         JANUARY 31,
                                                        1998               1997               1997
                                                     -----------        -----------        -----------
                                                     (UNAUDITED)                           (UNAUDITED)
ASSETS
Current Assets:
  Cash and Cash Equivalents                          $   113,708        $    41,636        $    26,918
  Customer Receivables, Net                              548,323            454,270            499,094
  Merchandise Inventories                                522,328            511,702            573,039
  Other Current Assets                                    26,114             39,271             26,404
                                                     -----------        -----------        -----------
Total Current Assets                                   1,210,473          1,046,879          1,125,455

Property and Equipment, Net                              152,938            138,011            128,862
Other Assets                                              45,715             43,616             43,663
Deferred Tax Asset, Net                                   52,700             52,700             56,500
                                                     -----------        -----------        -----------
Total Assets                                         $ 1,461,826        $ 1,281,206        $ 1,354,480
                                                     ===========        ===========        ===========

LIABILITIES AND STOCKHOLDERS'
INVESTMENT
Current Liabilities:
  Current Portion of Long-term Debt                  $        12        $       328        $         5
  Accounts Payable and Accrued Liabilities               198,300            145,721            169,385
  Deferred Tax Liability, Net                             23,700             23,700             32,000
                                                     -----------        -----------        -----------
Total Current Liabilities                                222,012            169,749            201,390

Non-current Liabilities                                   51,885             53,544             53,557
Long-term Debt                                           480,314            451,459            495,549
Excess of Revalued Net Assets Over
  Stockholders' Investment, Net                           61,931             64,880             67,829

Commitments and Contingencies

Stockholders' Investment:
  Preferred Stock                                             --                 --                 --
  Common Stock                                               363                350                355
  Additional Paid-In Capital (Includes
    Stock Warrants)                                      444,577            401,121            396,090
  Unrealized Gains on Securities                           2,359              2,182              1,966
  Accumulated Earnings                                   202,387            142,404            142,228
                                                     -----------        -----------        -----------
                                                         649,686            546,057            540,639
  Treasury Stock                                          (4,002)            (4,483)            (4,484)
                                                     -----------        -----------        -----------
Total Stockholders' Investment                           645,684            541,574            536,155
                                                     -----------        -----------        -----------
Total Liabilities and Stockholders' Investment       $ 1,461,826        $ 1,281,206        $ 1,354,480
                                                     ===========        ===========        ===========